UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2024, Astra Space, Inc. (the “Company”) and its subsidiaries (collectively with the Company, the “Note Parties”) entered into an Amendment to Senior Secured Convertible Notes (the “Amendment”) with each of the holders (the “Holders”) of the approximately $23.8 million outstanding aggregate principal amount of the Note Parties’ 12.0% Senior Secured Convertible Notes due 2025 (the “Convertible Notes”).

The terms of the Convertible Notes required the Note Parties to make quarterly amortization payments on each of February 1, May 1, August 1 and November 1 of each calendar year, payable in cash in an amount equal to 11.11% of the initial Stated Principal Amount (as defined in the Convertible Note) of such Convertible Note. Holders are permitted, in their sole discretion, to defer their quarterly amortization payment to the subsequent amortization payment date pursuant to the terms of the Convertible Note.

Pursuant to the Amendment, and to allow the Company to prioritize its use of cash for operational purposes, the parties agreed that no Amortization Payment (as defined in the Convertible Note) shall be due on February 1, 2024 and the first Amortization Payment shall instead be due and payable on May 1, 2024, in an amount equal to 22.22% of the then outstanding aggregate Stated Principal Amount of the Convertible Notes, which amount comprises both the deferred Amortization Payment originally due on February 1, 2024, plus the Amortization Payment originally due May 1, 2024. Each such payment was originally in an amount equal to 11.11% of the Stated Principal Amount of the Convertible Notes.

The Note Parties may also issue up to an additional $1.18 million in Convertible Notes, however, the Company can provide no assurance that it will be able to consummate any additional transaction in a timely manner, or at all.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment filed herewith and incorporated by reference as Exhibit 10.1.

This current report on Form 8-K does not, and the exhibits attached hereto do not, constitute an offer to sell any security, including the Convertible Notes, nor a solicitation for an offer to purchase any security, including the Convertible Notes, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration, qualification, or exemption under the securities laws of any such jurisdiction.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Note due 2025, as amended.

10.1	Amendment to Senior Secured Convertible Notes, dated as of January 31, 2024, by and among Astra Space, Inc., its subsidiaries, and the Holders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2024	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer